Exhibit 10.2

Playtex Products, Inc.
Resolution of the Board of Directors
August 2, 2007

WHEREAS, Playtex Products, Inc., (the “Company”) maintains the Playtex Products, Inc. Change in Control Severance Plan (the “Plan”) for the benefit of certain of its salaried employees; and

WHEREAS, the Board of Directors of the Company (the “Board”) desires to waive the requirement under Section 3.01 of the Plan with respect to Tier Three Eligible Employees (as defined in the Plan) that participation in the Plan is expressly conditioned upon such Tier Three Eligible Employees executing a participation agreement within 60 days of the date of the adoption of the Plan for Tier Three Eligible Employees employed by the Company on that date, or for newly hired Tier Three Eligible Employees, within 60 days of becoming a Tier Three Eligible Employee.

NOW THEREFORE, BE IT:

RESOLVED, that Tier Three Eligible Employees shall not be required to sign a participation agreement as provided in Section 3.01 of the Plan in order to participate in the Plan;